Exhibit 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made on July 31, 2018 (“Effective Date”) at Bangalore by and between: between:

BORQS Software Solutions Private Limited, a company incorporated under the laws of India, having its Registered Office at Prestige Al Kareem# 3, Ground Floor Edward Road, Bangalore — 560 052 (hereinafter referred to as the “Borrower’ which expression shall unless excluded by or repugnant to the subject or context be deemed to include its successors-in-interest and permitted assigns) of the ONE PART

AND

Bluecap Mobile Private Limited, a company incorporated under the laws of India, having its Registered Office at G-02, Prestige Serenity, 38/1, Kanakapura Road, Basavanagudi. Bangalore - 560 004 (hereinafter referred to as the “Lender” which expression shall unless excluded by or repugnant to the subject or context be deemed to include its successors-in-interest and permitted assigns) of the SECOND PART

(The Borrower and Lender hereinafter individually be referred to as ‘Party” and collectively as Parties’)

WHEREAS

A.	The Borrower is in the business of

Software Development

B.	The Borrower requires Funds and has requested the Lender to Provide Financial Assistance and the Lender has Agreed to do the same.

C.	Pursuant to the above. The Parties seek to enter into this Agreement to confirm and record the terms and conditions on which the Lender shall provide the Loan to the Borrower, and other agreements in connection therewith.

1.	DEFINATIONS AND INTERPRETATION

(a)	“Applicable Law” shall include all applicable (i) statutes, enactments, acts of legislature or parliament, law, ordinances, rules, bye-laws, regulations, listing agreements. Notifications, guidelines or policies of any jurisdiction and (ii) judicial quasi judicial and or administrative decisions interpretations, directions, directives, licenses, permits: judgments. writs, injunctions, arbitral awards, decrees, orders, terms and conditions of governmental or regulatory approvals or agreements with any governmental of regulatory authority:

(b)	“Approvals” shall mean any sanctions, permissions, consents, validations, confirmations, licenses, and other authorizations obtained from any Government Body.

(c)	“Business Dal means a day that is not a Saturday, Sunday, Public Holiday or Bank Holiday in Bangalore.

(d)	“Government Body” means any government authority, statutory authority, government department, agency, commission, board, tribunal or court or other law. Rule or regulation making entity having or purporting to have jurisdiction on behalf of India or any state or other subdivision thereof or any municipality, district or other subdivision thereof;

(e)	“Interest Rate” means 8% (Eight Percent) per annum.

(f)	“Loan Amount” means the Principal amount of the Loan provided by the Lender to the Borrower at its discretion.

(g)	“Material Adverse Change” means any change in circumstances of the Borrower that the Borrower know, or should know, will materially affect its capacity to perform its obligation under this Agreement

(h)	“Outstanding Amount” means sum due to the Lender at the end of the day

THE LOAN

Subject to the Terms of this Agreement the Lender hereby agrees to grant a sum of Rs 2,75,00,000/- (INR Two Crore Seventy Five Lakh Only) to the Borrower and the Borrower hereby agrees to avail from the Lender the Loan in accordance with the provisions contained herein. Further sums lent, if any, in addition to the aforesaid amount, will form a part of this Agreement.

INTEREST

(a)	Interest shall be payable by the Borrower on the Loan at the rate of 8% (Eight Percent) per annum on a daily reducing balance method.

(b)	The borrower acknowledges that the Loan provided under this Agreement is for commercial transaction

REPAYMENT

(a)	“Repayment date” means the date on which the Loan is paid

(b)	Notwithstanding any other term of Agreement, the entire Loan along with the accrued interest and other sums due and payable under the Loan Agreement.

UTILISATION OF LOAN

The lender may in its discretion, but without being bound to, monitor or verify the application of any amount borrowed pursuant to this Agreement. The Borrower undertakes to make available to the Lender such Books and Records as may be required by the Lender for such monitoring.

OBLIGATIONS OF THE BORROWER

(a)	The borrower shall provide information and give access to records as may be reasonably requested by the Lender.

(b)	To ensure there is no substantial change in the nature of business carned on by the Borrower without written consent of the Lender.

(c)	To comply with all Applicable Laws and keep all Authorisations required for its business in force.

(d)	To ensure that there is no change in control of the Borrower without written consent of the Lender.

(e)	To provide notice to the Lender of any event of Default or Material Adverse Change.

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that:

(a)	It is a company duly organized validity existing and in good standing under the laws of India and ha the legal right and full power and authorisation to enter into, perform and deliver, its obligations under this Agreement.

(b)	All necessary corporate and other authorisations required in connection with its entry into, performance of and the validity and enforceability of its obligations and delivery of the Loan Agreement to which it is a Party and the transactions contemplated by this Loan Agreement have been obtained and are in full force and effect

(c)	The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations in accordance with their terms

(d)	The execution and performance by it of this Agreement does not conflict with or is in default of any Applicable Law, or any contract entered into by it with any party

(e)	All documents provided by the Borrower to the Lender are true and correct and any financial statements provided to the Lender give a true and fair view and represent the Borrower’s financial condition

(f)	All information supplied by the Borrower for the purpose of the Loan is true, complete and accurate in all material respects as at the date on which it was given and is not misleading in any respect

(g)	There are no insolvency or bankruptcy proceedings ongoing or initiated against the Borrower

(h)	There are no lawsuits, arbitrations actions or proceedings pending or, to the knowledge of the Borrower threatened against the Borrower.

EVENTS OF DEFAULT

Each of the following events shall constitute an Event of Default

(a)	failure by the Borrower to comply with any of the obligations or covenants under this Agreement;

(b)	failure by the Borrower to make payment of any amounts due under this Agreement including without limitation the principal and interest amounts on the date on which such amount is due

(c)	Liquidation, insolvency or dissolution of the Borrower

(d)	If a resolution for winding up is passed by the Borrower.

(e)	Filing of bankruptcy proceedings against the Borrower

(f)	The Borrower is unable to pay its debts or the value of assets of the Borrower is less than its liabilities or a moratorium is declared in respect of any indebtedness of the Borrower

(g)	Appointment of a receiver or liquidator in respect of the Borrower

(h)	Sale or acquisition of the material portion of the business of the Borrower or if the Borrower ceases or threatens to cease to carry on all or a substantial part of its business

(i)	Where the Lender reasonably is of the opinion that the Loan proceeds have been applied for a purpose other than the Regular Business

(j)	where the Borrower breaches any law, order, judgment, decree or regulation which, in the opinion of the Lender, could have a material adverse effect on the business of the Borrower

(k)	Change in Control of the Borrower

CONSEQUENCES OF AN EVENT OF DEFAULT

On the occurrence of an Event of Default, the Lender may in that event have the rights described hereunder and the rights available under Applicable Law

(a)	Declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Loan Agreement be immediately due and payable, whereupon they shall become immediately due and payable

(b)	Accelerate the repayment of the Loan

(c)	Exercise any other right that the Lender may have under the Loan Agreement or under Applicable Law

(d)	All expenses incurred by the Lender after an Event of Default has occurred in connection (a) with preservation of the Borrowers assets (whether then or thereafter existing); and (b) collection of amounts due in respect of the Loan or under these presents, shall be payable by the Borrower

SEVERABILITY

If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Any invalid or unenforceable provision of this Agreement shall be replaced with a provision that is valid and enforceable and most nearly gives effect to the original intent of the invalid / unenforceable provision

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence agreements understandings duties or obligations between the Parties with respect to the subject matter hereof

NO OTHER RIGHTS GRANTED

Nothing in this Agreement is intended to grant any rights under any patent, copyright or other intellectual property rights of any Party in favor of the other, nor shall this Agreement be construed to grant any Party any rights in or to the other Party’s Confidential Information, except the limited right to use such Confidential Information in connection with the transaction under this Agreement. The Lender or Borrower shall not receive any intellectual property rights in the Confidential Information of the other Party other than a limited right to use the Confidential Information for the purposes specified in this Agreement. All intellectual property rights shall continue to vest with the Party disclosing the Confidential Information

AMENDMENTS

Any change, alteration, amendment, or modification to this Service Agreement must be in writing and signed by authorized representatives of both the Parties

DISPUTE RESOLUTION

Any dispute(s) arising out of this Agreement shall, as far as possible, be settled amicably between the Parties hereto failing which the following shall apply

(a)	Any dispute under this Agreement shall be referred to arbitration by a sole arbitrator to be appointed jointly by the Parties.

(b)	The arbitration proceedings shall be held in Bangalore in accordance with the provisions of the Arbitration and Conciliation Act, 1996 or any statutory re-enactment or modification thereof for the time being in force.

(c)	The Parties agree that the arbitration award shall be final and may be enforced as a decree.

(d)	The Parties further agree that subject to the above only the competent courts at Bangalore, India shall have jurisdiction in all matters arising hereunder.

(e)	The Parties further agree to keep the arbitration proceedings and the arbitral award confidential.

(f)	If either Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover reasonable costs and attorneys’ fees

INDEPENDENT PARTIES

Nothing contained or implied in this letter creates a joint venture or partnership between the Parties or makes one party the agent or legal representative of the other party for any purpose

ASSIGNMENT

This Agreement shall not be assignable by any Party without prior written consent of the other Party.

NOTICES

(a)	Except as otherwise specified in this Loan Agreement, all notices, requests,consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Loan Agreement shall be in writing and shall be deemed given when sent to the address specified below

(b)	In the case of Borrower

BORQS SOFTWARE SOLUTIONS PRIVATE LIMITED

Attention Hareesh Ramanna

Managing Director

Address Prestige Al Kareem. # 3, Edward Road, Bangalore — 560052

(c)	In the case of Lender

BLUECAP MOBILE PRIVATE LIMITED

Attention Hareesh Ramanna

Director

Address : Prestige Serenity, 3811, Kanakapura Road, Basavanagudi, Bangalore — 560004

(d)	Either Party may change its address for notification purposes by giving the other Party 10 (ten) days notice of the new address and the date upon which it will become effective.

GOVERNING LAW

This Agreement and all issues arising out of the same shall be construed in accordance with the laws of India.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement

BOROS SOFTWARE SOLUTIONS PRIVATE LIMITED

BY:	/s/ Hareesh Ramanna
Hareesh Ramanna
Managing Director

BLUECAP MOBILE PRIVATE LIMITED

BY:	/s/ Hareesh Ramanna
Hareesh Ramanna
Director